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                           PURCHASE AND SALE AGREEMENT


               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION

                                    Depositor


                                       and


                                IHE FUNDING CORP.

                                     Seller


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                           Dated as of October 1, 1996


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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I             DEFINITIONS............................................  2

  Section 1.1         Definitions............................................  2

ARTICLE II            PURCHASE, SALE AND CONVEYANCE OF
                      MORTGAGE LOANS.........................................  6

  Section 2.1         Agreement to Purchase..................................  6
  Section 2.2         Purchase Price.........................................  6
  Section 2.3         Conveyance  of  Mortgage  Loans;  Possession  of
                      Mortgage Files.........................................  6
  Section 2.4         Delivery of Mortgage Loan Documents....................  7
  Section 2.5         Acceptance of Mortgage Loans...........................  9
  Section 2.6         Transfer  of  Mortgage   Loans;   Assignment  of
                      Agreement.............................................. 11
  Section 2.7         Examination of Mortgage Files.......................... 11
  Section 2.8         Books and Records...................................... 12
  Section 2.9         Cost  of Delivery and Recordation of
                         Documents........................................... 12

ARTICLE III           REPRESENTATIONS AND WARRANTIES......................... 13

  Section 3.1         Representations and Warranties as to the
                      Seller................................................. 13
  Section 3.2         Representations and Warranties Relating to the
                      Mortgage Loans......................................... 15
  Section 3.3         Representations and Warranties of the
                      Depositor.............................................. 26
  Section 3.4         Repurchase Obligation for  Defective
                      Documentation and  for  Breach of  a
                      Representation or Warranty............................. 27

ARTICLE IV            THE SELLER............................................. 31

  Section 4.1         Covenants of the Seller................................ 31
  Section 4.2         Merger or Consolidation................................ 31
  Section 4.3         Costs.................................................. 31
  Section 4.4         Indemnification........................................ 32



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                                                                            Page

ARTICLE V             CONDITIONS OF CLOSING.................................. 35

  Section 5.1         Conditions of Depositor's Obligations.................. 35
  Section 5.2         Conditions of Seller's Obligations..................... 37
  Section 5.3         Termination of Depositor's Obligations................. 37

ARTICLE VI            MISCELLANEOUS.......................................... 38

  Section 6.1         Notices................................................ 38
  Section 6.2         Severability of Provisions............................. 38
  Section 6.3         Agreement of Seller.................................... 38
  Section 6.4         Survival............................................... 38
  Section 6.5         Effect of Headings and Table of Contents............... 39
  Section 6.6         Successors and Assigns................................. 39
  Section 6.7         Confirmation of Intent; Grant of Security
                      Interest............................................... 39
  Section 6.8         Miscellaneous.......................................... 40
  Section 6.9         Amendments............................................. 40
  Section 6.10        Third-Party Beneficiaries.............................. 41
  Section 6.11        GOVERNING   LAW;    CONSENT   TO
                      JURISDICTION; WAIVER OF JURY TRIAL..................... 41

  Section 6.12        Execution in Counterparts.............................. 42


Exhibits

Exhibit A - Mortgage Loan Schedule
Exhibit B - Officer's Certificate
Exhibit C - Opinion of Counsel to Seller


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

     This Purchase and Sale Agreement, dated as of October 1, 1996, by and between Prudential Securities Secured Financing Corporation, a Delaware corporation, its successors and assigns (the "Depositor"), and IHE Funding Corp., a Delaware corporation and its successors (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, Exhibit A attached hereto and made a part hereof lists certain home equity loans secured by mortgages on one- to four-family residential properties owned by the Seller that the Seller desires to sell to the Depositor and that the Depositor desires to purchase;

     WHEREAS, it is the intention of the Seller and the Depositor that simultaneously with the Seller's conveyance of the Mortgage Loans (as defined herein) to Depositor on the Closing Date, (a) the Depositor shall deposit the Mortgage Loans in a trust (the "Trust") pursuant to a Pooling and Servicing
Agreement to be dated as of October 1, 1996 (the "Pooling and Servicing Agreement"), to be entered into by and among the Depositor, as depositor, Irwin Home Equity Corporation, as servicer (in such capacity, the "Servicer") and The Chase Manhattan Bank, as trustee (the "Trustee") and (b) the Trustee shall issue certificates evidencing beneficial ownership interests in the property of the trust fund formed by the Pooling and Servicing Agreement to the Depositor and, at the request and pursuant to the directions of the Seller, and in recognition of Irwin Union Bank and Trust Company's continuing obligation to fund the Additional Balances (as defined herein) on the Mortgage Loans deposited in the Trust, shall issue the Additional Certificate (as defined herein), representing the beneficial interest in such Additional Balances on such Mortgage Loans, to Irwin Union Bank and Trust Company ("IUB");

     WHEREAS, as a matter of convenience and in light of the ultimate transfer of the Mortgage Notes and the Mortgage Loans securing the obligations of each Mortgagor under the related Mortgage Notes into the Trust, the Seller has caused the Mortgage Notes to be endorsed in a manner suitable for the delivery to the Trustee and has caused the assignment of the Mortgage Loans to be made directly to the Trustee, without providing or indicating on any endorsement of the Mortgage Notes or assignment of the Mortgage Loans the respective interim endorsees or interim assignees, it being understood that the Trustee shall hold the Mortgage Notes as bailee for the Depositor until the Depositor transfers the Mortgage Notes to the Trustee pursuant to the Pooling and Servicing Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.1 Definitions. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Pooling and Servicing Agreement.

     "Additional Balance" shall mean any amounts added, from time to time, to the principal balance of a Mortgage Loan after the Cut-Off Date as a result of the Mortgagor on the related Mortgage Note exercising the right to borrow additional amounts under such Mortgage Loan.

     "Agreement"  means  this  Purchase  and  Sale  Agreement,   as  amended  or
supplemented in accordance with the provisions hereof.

     "Closing Date" shall have the meaning ascribed thereto in Section 2.1(c) hereof.

     "Cut-Off Date Aggregate Principal Balance" means the aggregate unpaid Principal Balance of the Mortgage Loans as of the initial Cut-Off Date. The Cut-Off Date Aggregate Principal Balance of the HELOCs is equal to $43,293,515.97 and the Cut-Off Date Aggregate Principal Balance of the HELs is equal to $36,642,160.75.

     "Cut-Off Date Principal Balance" means as to each Mortgage Loan, its unpaid Principal Balance as of the Cut-Off Date.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "HEL" shall mean (i) each fixed rate closed end home equity loan identified on the Mortgage Loan Schedule on the Closing Date, (ii) any additional such fixed rate home equity closed end loans identified on the Mortgage Loan Schedule after the Closing Date, as such schedule is amended and supplemented from time to time to reflect the transfer of the Subsequent Mortgage Loans which are HELs, the deletion of the Deleted Mortgage Loans which are HELs and the substitution of Qualified Substitute Mortgage Loans which are HELs for Deleted Mortgage Loans
(iii) each Mortgage Note evidencing any loan referred to in (i) or (ii) above, including all amounts now or hereafter due under such Mortgage Notes whether relating to such loans or other loans which may be made from time to time and
(iv) the related Mortgage; in each case other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the applicable Cut-Off Date.

     "HELOC" shall mean (i) each adjustable rate home equity revolving credit line loan identified on the Mortgage Loan Schedule on the Closing Date, (ii) any additional such home equity revolving credit line loans identified on the

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Mortgage Loan  Schedule  after the Closing Date, as such schedule is amended and supplemented from time to time to reflect the transfer of the Subsequent Mortgage Loans which are HELOCs, the deletions of Deleted Mortgage Loans which are HELOCs and the substitution of Qualified Substitute Mortgage Loans which are HELOCs for Deleted Mortgage Loans (iii) each Mortgage Note evidencing any credit line loan referred to in (i), (ii) or (iii) above, including all amounts now or hereafter due under such Mortgage Notes whether relating to such credit line loans or other loans which may be made from time to time and (iv) the related Mortgage; in each case other than payments of interest that accrued on each Mortgage Loan up to and including the Due Date immediately preceding the applicable Cut-Off Date.

     "Index" means, as to any HELOC, a rate per annum equal to the highest prime rate published in the "Money Rates" section of The Wall Street Journal on the last Business Day in the applicable period, or as otherwise determined in accordance with the related Mortgage Note.

     "Interest Adjustment Date" means the date on which the Mortgage Interest Rate is or may be adjusted with respect to each HELOC.

     "Mortgage Interest Rate" means, as to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof, as adjusted from time to time in accordance with the provisions of the related Mortgage Note, which rate is (a) for each HEL the Mortgage Interest Rate for such HEL indicated on the Mortgage Loan Schedule, (b) for each HELOC and prior to the first Interest Adjustment Date for each such HELOC occurring after the Cut-Off Date, the initial Mortgage Interest Rate for such Mortgage Loan indicated on the Mortgage Loan Schedule and (c) for each HELOC and from and after such first Interest Adjustment Date, the sum of the Index applicable to the most recent
Interest Adjustment Date, and the Gross Margin, rounded as set forth in such Mortgage Note, subject to the Lifetime Cap and the Lifetime Floor and any applicable statutory maximum interest rate as set forth in the related Mortgage Note, that may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

     "Mortgage Loan" shall mean each HELOC and each HEL. Unless otherwise clearly indicated by the context, Mortgage Loan shall be deemed to refer to the related REO Mortgage Loan and REO Property.

     "Mortgage Loan Schedule" shall have the meaning ascribed thereto in the Pooling and Servicing Agreement. The Mortgage Loan Schedule is attached hereto as Exhibit A.

     "Mortgage Loan Sale Agreement" means the Mortgage Loan Sale Agreement, dated the date hereof, between IUB, an Indiana banking corporation, as seller thereunder, and the Seller, as purchaser thereunder.

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     "Payment  Adjustment"  means,  with respect to any HELOC, the adjustment of the amount of the Monthly Payment due on the HELOC in accordance with the terms of the related Mortgage Note.

     "Payment Adjustment Date" means, with respect to a HELOC, the date on which a Payment Adjustment may occur.

     "Pooling and Servicing Agreement" shall have the meaning ascribed thereto in the recitals hereof.

     "Prospectus" means the Prospectus dated August 4, 1995 relating to the offering by the Depositor from time to time of its Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act with respect to the offer and sale of the Certificates.

     "Registration Statement" means that certain registration statement on Form S-3, as amended (Registration No. 33-91148) relating to the offering by the Depositor from time to time of its Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Seller" means IHE Funding Corp., in its capacity as Seller of the Mortgage Loans under this Agreement, and any successor to IHE Funding Corp., whether through merger, consolidation, purchase and assumption of IHE Funding Corp. or all or substantially all of its assets or otherwise.

     "Servicer" means Irwin Home Equity Corporation, in its capacity as servicer of the Mortgage Loans and as the Servicer under the Pooling and Servicing Agreement or any successor appointed pursuant to the Pooling and Servicing Agreement.

     "Termination Event" means the existence of any one or more of the following conditions:

          (a) a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

          (b) subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Certificates, by any "nationally

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

     recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; or

          (c) subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Certificate Insurer or the Seller reasonably determined by the Depositor to be material; or

          (d) subsequent to the date of this Agreement there shall have occurred any of the following: (i) a suspension or material limitation in trading in securities substantially similar to the Certificates; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Depositor makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus Supplement.

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

                                   ARTICLE II
                 PURCHASE, SALE AND CONVEYANCE OF MORTGAGE LOANS

     Section 2.1 Agreement to Purchase. (a) Subject to the terms and conditions of this Agreement, the Seller hereby sells, conveys, transfers and assigns and the Depositor hereby purchases, the Mortgage Loans, it being understood by the parties hereto that the Seller is transferring all rights with respect to each Mortgage Loan but the obligation to fund any Additional Balances on the Mortgage Loans is not transferred hereby, and that such obligation has been reserved and retained by IUB pursuant to the Mortgage Loan Sale Agreement.

     (b) Subject to Section 2.7, the Depositor and the Seller have agreed upon which of the Seller's Mortgage Loans are purchased by the Depositor pursuant to this Agreement, and the Seller has caused IUB to prepare the Mortgage Loan Schedule. The Mortgage Loan Schedule is attached hereto as Exhibit A. The
Mortgage Loan Schedule shall be amended from time to time to reflect the addition of any Additional Balances on the Mortgage Loans, the removal of Deleted Mortgage Loans, the transfer of Subsequent Mortgage Loans or in connection with the issuance of any Series of certificates.

     (c) The closing for the purchase and sale of the Mortgage Loans shall take place at the offices of Dewey Ballantine, New York, New York, at 10:00 a.m., New York time, on October 15, 1996 or such other place and time as the parties shall agree (such time being herein referred to as the "Closing Date").

     Section 2.2 Purchase Price. On the Closing Date, as full consideration for the Seller's sale of the Mortgage Loans and associated rights to the Depositor, the Depositor will deliver to the Seller: (a) an amount in cash equal to the sum of 100% of the aggregate principal balance as of the Closing Date of the Class A Certificates, (b) the Class R Certificate to be issued pursuant to the Pooling and Servicing Agreement and (c) in recognition of the IUB's continuing obligation to fund the Additional Balances drawn by the Mortgagor under the related Mortgage Loan and pursuant to the Seller's request, the Depositor shall, pursuant to the Pooling and Servicing Agreement, cause the Trustee to issue the Additional Certificate, representing the right to receive payments allocable to the Additional Balances, to IUB.

     Section 2.3 Conveyance of Mortgage Loans; Possession of Mortgage Files. (a) Effective as of the Closing Date, the Seller hereby sells, transfers, assigns, sets over and conveys to the Depositor, without recourse but subject to the terms of this Agreement, all right, title and interest in and to the Mortgage Loans, the insurance policies relating to each such Mortgage Loan, if any, and all right, title and interest in and to the proceeds of such insurance policies from and after the Closing Date together with all of its rights under the Mortgage Loan Sale Agreement.

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

     (b) Upon the sale of such Mortgage Loans, the ownership of each related Mortgage Note, each related Mortgage and the contents of the related Mortgage File shall immediately vest in the Depositor and the ownership of all related records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Depositor. The contents of any Mortgage File in the possession of the Seller at any time after such sale, and any scheduled payments of principal and interest on the Mortgage Loans due after the Cut-Off Date and received by the Seller (excluding any interest on or prior to the Due Date immediately preceding the Cut-Off
Date), shall be held in trust by the Seller for the benefit of the Depositor as the owner thereof, and shall be promptly delivered by the Seller to or upon the order of the Depositor.

     (c) Pursuant to the Pooling and Servicing Agreement, the Depositor shall, on the Closing Date, irrevocably transfer, assign, set over and otherwise convey all of its right, title and interest in and to the applicable Mortgage Loans, all of its rights (exclusive of any of its obligations) under this Agreement, and any rights arising under the Mortgage Loan Sale Agreement assigned to it to the Trustee for the benefit of the Certificateholders, the holder of the Additional Certificate and the Certificate Insurer.

     Section 2.4 Delivery of Mortgage Loan Documents. (a) On or prior to the Closing Date or each Subsequent Transfer Date, the Seller shall deliver to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), each of the following documents for each applicable Mortgage Loan:

          (i) The original Mortgage Note, endorsed by the holder of record without recourse in the following form: "Pay to the order of ________, without recourse" and signed in the name of the holder of record, and if by the Seller, by an authorized officer;

          (ii) The original Mortgage with evidence of recording indicated thereon; provided, that if such Mortgage has not been returned from the applicable recording office, then such recorded Mortgage shall be delivered when so returned;

          (iii) An assignment of the original Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, in the name of the holder of record of the Mortgage Loan by an authorized officer (with evidence of submission for recordation of such assignment in the appropriate real estate recording office for such Mortgaged Property to be received by the Trustee within 14 days of the Closing Date or Subsequent Transfer Date, as applicable); provided, however, that assignments of mortgages shall not be required to be submitted for recording with respect to any Mortgage Loan if there shall have been delivered on the Closing Date an opinion of counsel in form and substance satisfactory to the Purchaser, the Depositor, the Trustee, each

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

     of the Rating Agencies and the Certificate Insurer stating that, in such counsel's opinion, the failure to record such assignment shall not have a materially adverse effect on the security interest of the Depositor or the Trustee in the Mortgage; provided, further, that any assignment not submitted for recordation shall be recorded upon the earlier to occur of
     (i) receipt by the Trustee of the Certificate Insurer's written direction to record such Mortgage, (ii) the occurrence of any Event of Default, as such term is defined in the Pooling and Servicing Agreement, or (iii) a bankruptcy or insolvency proceeding involving the Mortgagor is initiated or foreclosure proceedings are initiated against the Mortgaged Property as a consequence of an event of default under the Mortgage Loan provided, further, that if the related Mortgage has not been returned from the applicable recording office, then such assignment shall be delivered when so returned (and a blanket assignment with respect to such unrecorded Mortgage Loan shall be delivered on the Closing Date);

          (iv) Any intervening assignments of the Mortgage with evidence of recording thereon;

          (v)  Any   assumption,   modification,   consolidation   or  extension
     agreements; and

          (vi) The policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage) and the certificate of primary mortgage guaranty insurance, if any, issued with respect to such Mortgage Loan, provided, however, that Mortgage Loans with a principal balance under $15,000 as of the Cut-Off Date which are not in a first lien position and have been submitted for review of title after July 10, 1995 shall be exempt from this requirement; and provided, further, that Mortgage Loans with a principal balance under $25,000 as of the Cut-Off Date which are not in a first lien position, which are submitted for review after September 1, 1996 and have a second lien ratio of less than 25% shall also be exempt from this requirement.

     (b) In the event that any such Assignment of Mortgage referred to in clause
(a)(iii) above is not in a suitable form for recording or is lost or, upon an attempt to record such Assignment of Mortgage, is returned unrecorded because of a defect therein, the Seller shall promptly prepare a substitute Assignment of Mortgage or cure such defect, as the case may be.

     (c) The Seller shall, within five Business Days after the receipt thereof, and in any event, no later than 120 days after the Closing Date, deliver or cause to be delivered to the Trustee or its designee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement): (i) the original recorded Mortgage and related power of attorney, if any, in those instances where a copy thereof certified by the Seller was delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement); (ii)

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

the original recorded Assignment of Mortgage from the Seller to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) delivered pursuant to the foregoing clause (a)(iii) above, which, together with any intervening assignments of Mortgage, evidences a complete chain of assignment from the originator of the Mortgage Loan to the Trustee in those instances where copies of such Assignments certified by the Seller were delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement); and (iii) the title insurance policy or title opinion required in clause (a)(vi) above. Notwithstanding anything to the contrary contained in this Section 2.4, in those instances where the public recording office retains the original Mortgage, power of attorney, if any, assignment or Assignment of Mortgage after it has been recorded or such original has been lost, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) of a copy of such Mortgage, power of attorney, if any, assignment or Assignment of Mortgage certified by the public recording office to be a true copy of the recorded original thereof. From time to time the Seller may forward or cause to be forwarded to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) additional original documents evidencing an assumption or modification of a Mortgage Loan.

     (d) All original documents relating to the Mortgage Loans that are not delivered to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement) as permitted by this Section 2.4 are and shall be held by the Seller in trust for the benefit of the Trustee on behalf of the Certificateholders and the Certificate Insurer. In the event that any such original document is required pursuant to the terms of this Section 2.4 to be a part of a Mortgage File, such document shall be delivered promptly to the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing
Agreement). From and after the sale of the Mortgage Loans to the Depositor pursuant hereto, to the extent that the Seller retains legal title of record to any Mortgage Loans prior to the vesting of legal title in the Trustee (as assignee of the Depositor pursuant to the Pooling and Servicing Agreement), such title shall be retained in trust for the Depositor as the owner of the Mortgage Loans and the Trustee, as the Depositor's assignee.

     Section 2.5 Acceptance of Mortgage Loans. (a) Pursuant to the Pooling and Servicing Agreement, the Trustee has agreed to execute and deliver on or prior to the Closing Date and each Subsequent Transfer Date an acknowledgment of receipt of, for each Mortgage Loan, the original Mortgage Note with respect to each Mortgage Loan (with any exceptions noted), in the form attached as Exhibit E to the Pooling and Servicing Agreement and declares that it will hold such documents and any amendments, replacements or supplements thereto, as well as any other assets included in the definition of Trust Fund in the Pooling and Servicing Agreement and delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth in the Pooling and Servicing Agreement for the benefit of the Certificateholders and the Certificate Insurer. Pursuant to the Pooling and Servicing Agreement, the Trustee has agreed, for the benefit of the Certificateholders and the Certificate Insurer, to review (or cause to be

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

reviewed) each Trustee's Mortgage File within 45 Business Days after the Closing Date (or, with respect to any Qualified Substitute Mortgage Loan or Subsequent Mortgage Loan, within 45 Business Days after the receipt by the Trustee thereof) and to deliver to the initial Certificateholders, the Seller, the Servicer and the Certificate Insurer a certification in the form attached to the Pooling and Servicing Agreement as Exhibit F to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all documents required to be delivered to it pursuant to the Pooling and Servicing Agreement are in its possession, and (ii) each such document has been reviewed by it, has been, to the extent required, executed, and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan. Pursuant to the Pooling and Servicing Agreement, the Trustee shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face. Pursuant to the Pooling and Servicing Agreement, by October 15, 1997 the Trustee shall be required to deliver (or cause to be delivered) to the Servicer, the Seller, the initial Certificateholders and the Certificate Insurer a final certification in the form attached to the Pooling and Servicing Agreement as Exhibit G to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), and as to any document noted in an exception included in the Trustee's initial certification, (i) all documents required to be delivered to it hereunder and pursuant to the Pooling and Servicing Agreement are in its possession, and (ii) each such document has been reviewed by it, has been, to the extent required, executed, and has not been mutilated, damaged, torn or otherwise physically altered (handwritten additions, changes or corrections shall not constitute physical alteration if initialled by the Mortgagor), appears regular on its face and relates to such Mortgage Loan.

     (b) The Pooling and Servicing Agreement provides that, if the Certificate Insurer or the Trustee during the process of reviewing the Trustee's Mortgage Files finds any document constituting a part of a Trustee's Mortgage File which is not executed, has not been received, is unrelated to the Mortgage Loan identified in the Mortgage Loan Schedule, or does not conform to the requirements of Section 2.4 or the description thereof as set forth in the Mortgage Loan Schedule, the Trustee or the Certificate Insurer, as applicable, shall promptly so notify the Servicer, the Seller, the Certificate Insurer and the Trustee. The Seller agrees that in performing any such review, the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. The Seller agrees to use reasonable efforts to remedy a material defect in a document constituting part of a Mortgage File of which it is notified. If, however, within 60 days after such notice the Seller has not remedied the defect and the defect materially and adversely

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

affects the interest of the Certificateholders in the related Mortgage Loan or the interests of the Certificate Insurer, then the Seller shall either substitute in lieu of such Mortgage Loan a Qualified Substitute Mortgage Loan or purchase such Mortgage Loan in the manner and subject to the conditions set forth in Section 3.4 hereof, and Section 3.3 of the Pooling and Servicing Agreement.

     (c) The failure of the Trustee or the Certificate Insurer to give any notice contemplated herein within the time periods specified above shall not affect or relieve the Seller's obligation to repurchase for any Mortgage Loan pursuant to this Section 2.5 or Section 3.4 of this Agreement or the Pooling and Servicing Agreement.

     (d) In the event that any Mortgage Note required to be delivered pursuant to Section 2.4 is conclusively determined by any of the Seller, the Servicer, the Custodian or the Trustee to be lost, stolen or destroyed, the Seller shall, within 14 days of the Closing Date, deliver to the Trustee a "lost note affidavit" in form and substance acceptable to the Trustee, and shall simultaneously therewith cause the originator of the Mortgage Loan related to such Mortgage Note to request the obligor on such Mortgage Note to execute and return a replacement Mortgage Note, and shall further agree to hold the Purchaser, the Depositor, the Trustee and the Certificate Insurer harmless from any loss or damage resulting from any action taken in reliance on the delivery and possession by the Trustee of such lost note affidavit. Upon the receipt of such replacement Mortgage Note, the Trustee shall return the lost note affidavit and the Servicer shall have no further indemnification obligation with respect to such lost note affidavit. The delivery of any such lost note affidavit shall not affect the obligations of the Seller pursuant to this Section 2.5 or Section
3.4 of this Agreement.

     Section 2.6 Transfer of Mortgage Loans; Assignment of Agreement. The Seller hereby acknowledges and agrees that the Depositor may sell, transfer and assign its interest under this Agreement in accordance with the Pooling and Servicing Agreement to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement, without further notice to, or consent of, the Seller, and the Trustee shall succeed to such of the rights and obligations of the Depositor hereunder as shall be so assigned. The Depositor shall, pursuant to the Pooling and Servicing Agreement, assign all of its right, title and interest in and to the Mortgage Loans and its right to exercise the remedies created by Sections 2.5 and 3.4 hereof for breaches of the representations, warranties, agreements and covenants of the Seller contained in Sections 2.4, 2.5, 3.1 and 3.2 hereof to the Trustee for the benefit of the Certificateholders and the Certificate Insurer. The Seller agrees that, upon such assignment to the Trustee, such representations, warranties, agreements and covenants will run to and be for the benefit of the Trustee and the Trustee may enforce, without joinder of the Depositor, the repurchase obligations of the Seller set forth herein with respect to breaches of such representations, warranties, agreements and covenants.

     Section 2.7 Examination of Mortgage Files. Prior to the Closing Date or, with respect to Subsequent Mortgage Loans, the Subsequent Transfer Date, the Seller shall make the Mortgage Files available to the Depositor or its designee

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

for examination at the Seller's offices or at such other place as the Seller shall reasonably specify. Such examination may be made by the Depositor or its designee at any time on or before the Closing Date or Subsequent Transfer Date, as applicable. If the Depositor or its designee makes such examination prior to the Closing Date or Subsequent Transfer Date, as applicable and identifies any Mortgage Loans that do not conform to the requirements of the Depositor as described in this Agreement, such Mortgage Loans shall be deleted from the Mortgage Loan Schedule and may be replaced, prior to the Closing Date or Subsequent Transfer Date, as applicable, by substitute Mortgage Loans acceptable to the Depositor. The Depositor may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Depositor or the Trustee has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Depositor or the Trustee to demand repurchase or other relief as provided in this Agreement.

     Section 2.8 Books and Records. The sale of each Mortgage Loan shall be reflected on the Seller's accounting and other records, balance sheet and other financial statements as a sale of assets by the Seller to the Depositor. The Seller shall be responsible for maintaining, and shall cause to be maintained, a complete set of books and records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Trustee for the benefit of the Certificateholders and the Certificate Insurer.

     Section 2.9 Cost of Delivery and Recordation of Documents. The costs relating to the delivery and recordation of the documents specified in this
Article II in connection with the Mortgage Loans shall be borne by the Seller.


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

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

     Section 3.1 Representations and Warranties as to the Seller. The Seller hereby represents and warrants to the Depositor, as of the Closing Date, that:

     (a) The Seller is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located and is duly licensed and qualified in each state that requires licensing or qualification in order to conduct business of the type conducted by the Seller and to perform its obligations as the Seller hereunder, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan; the Seller has the full power and authority, corporate and otherwise, to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

     (b)  No  consent,  approval,   authorization  or  order  of  any  court  or
governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the sale of the Mortgage Loans pursuant to the terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

     (c) Neither the execution and delivery of this Agreement, the acquisition or origination of the Mortgage Loans by the Seller or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, has or will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller's charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound or to which its property is subject, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Trustee (or the Servicer as the agent of the Trustee) to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

     (d) Neither this Agreement nor the information contained in the Prospectus Supplement other than under the caption "Plan of Distribution" nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement or alleged untrue statement of any material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading;

     (e) There is no action, suit, proceeding or investigation pending or, to the knowledge of the Seller, threatened before a court, administrative agency or government tribunal against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement, the Mortgage Loans, or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would materially impair the ability of the Seller to perform under the terms of this Agreement or that might prohibit its entering into this Agreement or the consummation of any of the transactions contemplated hereby;

     (f) The Seller is not in violation of or in default with respect to, and the execution and delivery of this Agreement by the Seller and its performance of and compliance with the terms hereof will not constitute a violation or default with respect to, any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation or default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder;

     (g) Upon the receipt of each Trustee's Mortgage File by the Depositor under this Agreement, the Depositor will have good title on behalf of the Trust Fund to each related Mortgage Loan and such other items comprising the corpus of the Trust Fund free and clear of any lien created by the Seller (other than liens which will be simultaneously released);

     (h) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

     (i) With respect to any Mortgage Loan purchased by the Seller, the Seller acquired title to the Mortgage Loan in good faith, without notice of any adverse claim not otherwise disclosed to the Depositor;

     (j) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement.

The Seller is solvent and the sale of the Mortgage Loans by the Seller pursuant to the terms of this Agreement will not cause the Seller to become insolvent. The sale of the Mortgage Loans by the Seller pursuant to the terms of this Agreement was not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors;

     (k) The Mortgage Loans are not intentionally selected by the Seller for sale to the Depositor in a manner so as to affect adversely the interests of the Depositor or of any transferee of the Depositor (including the Trustee) or the Certificate Insurer;

     (l) The Seller has not dealt with any broker or agent or anyone else that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans to the Depositor other than to the Depositor or an affiliate thereof; and

     (m) The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans.

     Section 3.2 Representations and Warranties Relating to the Mortgage Loans. The Seller represents and warrants to the Depositor as of the Closing Date that, as to each Mortgage Loan, immediately prior to the sale and transfer of such Mortgage Loan by the Seller to the Depositor:

     (a) The HELOCs had, as of the initial Cut-Off Date, an aggregate Principal Balance equal to $43,293,515.97 and the HELs had, as of the initial Cut-Off Date, an aggregate Principal Balance equal to $36,642,160.75, and all of the information set forth in the Mortgage Loan Schedule is complete, true and correct;

     (b) All payments required to be made up to the Cut-Off Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. Unless otherwise specified on the Mortgage Loan Schedule, no payment required under the Mortgage Loan is more than 30 days delinquent nor has any payment under the Mortgage Loan been delinquent for more than 30 days more than once in the 12 months preceding the Cut-Off Date; and the first Monthly Payment has been made or shall be made, as the case may be, with respect to the Mortgage Loan on the Due Date or within the grace period;

     (c) Except as previously disclosed to the Certificate Insurer, to the best of Seller's knowledge, there are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

     (d) The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Trustee on behalf of the Certificateholders and which has been delivered to the Trustee. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage File delivered to the Trustee and the terms of which are reflected in the Mortgage Loan Schedule;

     (e) The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

     (f) Pursuant to the terms of the Mortgage, the Mortgaged Property is subject to fire and casualty insurance with a standard mortgagee clause and extended coverage in an amount which is not less than the replacement value of the improvements securing such Mortgage Loan. The fire and casualty insurance is standard in the industry for property similar (in terms of the property type, value and location) to the Mortgaged Property. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy is in effect with respect to the Mortgaged Property meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the unpaid principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973. To the best of Seller's knowledge, all such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the requirements of the FNMA Sellers' Guide and the FNMA Servicers' Guide, and are a standard policy of insurance for the locale where the Mortgaged Property is located. It is understood and agreed that such insurance is with insurers approved by the Servicer and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. The hazard insurance policy names (and will name) the Mortgagor as the insured and contains a standard mortgagee loss payable clause in favor of IUB, and its successors and assigns. The Seller has caused and will cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any hazard insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers and assignments of policies or interests therein. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the principal amount of the Mortgage Note or the Mortgage Loan secured by the Mortgage Note. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium or the common facilities of a planned unit development. To the best of Seller's knowledge, the hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Trustee upon the consummation of the transactions contemplated by this Agreement. Neither IUB nor the Seller has engaged in, has knowledge of the Mortgagor's or any subservicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either. To the best of Seller's knowledge, in connection with the issuance of the hazard insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller or IUB;

     (g) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

     (h) The Mortgage has not been satisfied, canceled, subordinated (other than in connection with a refinancing of the first mortgage on the Mortgaged Property) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Neither IUB nor the Seller has waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

     (i) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists either of a fee simple estate or, in the case of certain Mortgage Loans secured by Mortgaged Property located in the State of Illinois, a land trust, in a single parcel of real property improved by a one- to four-family residential dwelling or a manufactured dwelling (non-mobile, as defined in the FNMA Selling Guide);

     (j) The Mortgage is a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

          (i) in the case of Mortgage Loans in a second priority lien position, a first mortgage;

          (ii) the lien of current real property taxes and assessments not yet due and payable;

          (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan; and

          (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Except for those Mortgage Loans subject to a first mortgage Lien, any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and immediately prior to the sale of such Mortgage Loan to the Depositor pursuant to this Agreement, IUB had full right to sell and assign the same to the Seller and the Seller had full right to sell and assign the same to the Depositor. Except as previously disclosed to the Certificate Insurer, as of the date of origination of the Mortgage Loan, the Mortgaged Property was not subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

     (k) The Mortgage Note and the Mortgage and every other agreement, if any, executed and delivered by the Mortgagor in connection with the Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and such other related agreements, and the Mortgage Note and the Mortgage and such other related agreements have been duly and properly executed by such parties. IUB and the Seller have reviewed, or have caused to be reviewed, all of the documents constituting the Mortgage File and have made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

     (l) The Mortgage Loan has been closed and any proceeds of the Mortgage Loan drawn by the Mortgagor as of the Cut-Off Date have been fully disbursed and there is no requirement for future advances thereunder (except in connection with the Additional Balances), and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

     (m) Immediately prior to the sale of the Mortgage Loan to the Depositor under this Agreement, (i) the Seller was the sole owner and holder of the Mortgage Loan, (ii) the Mortgage Loan was not assigned to any Person other than the Trustee on behalf of the Trust, or pledged, (iii) the Seller had good, indefeasible and marketable title thereto, (iv) the Seller had full right to transfer and sell the Mortgage Loan therein to the Depositor free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest, and (v) the Seller had full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan to the Depositor under this Agreement, and following the sale of each Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity interest, participation interest, lien, pledge, charge, claim or security interest;

     (n) All parties which had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, and including, without limitation, the Seller and IUB, to the best knowledge of the Seller, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located to the extent required to avoid a material adverse effect to the interest of the Trustee on behalf of the Certificateholders and (ii) (1) organized under the laws of such state, or (2) qualified to do business in such state, or (3) federal savings and loan associations, savings banks, or national banks having principal offices in such state, or (4) not doing business in such state;

     (o) The Mortgage Loan has an original Loan-to-Value ratio (calculated at the time of origination by dividing the outstanding principal amount of the

Mortgage Loan by the appraised value of the Mortgaged Property) equal to or less than 100%;

     (p) Except for any Mortgage Loan with a credit limit or Principal Balance of less than $15,000, originated after July 10, 1995 and which is not in a first lien position or any Mortgage Loan originated after September 1, 1996, with a credit limit or Principal Balance of less than $25,000 which is not in a first lien position and which does not have a second lien ratio of 25% or higher, each Mortgage Loan, is covered by either (i) an attorney's opinion of title and abstract of title or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring IUB (or Irwin Home Equity Corporation on behalf of the Seller) or the Seller, their successors and assigns, as to the priority of its lien of the Mortgage in the original principal amount of the Mortgage Loan, and subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of paragraph (j) above and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. Immediately prior to the sale of the Mortgage Loan to the Depositor under the terms of this Agreement, IUB, its successors and assigns were the sole insureds of such lender's title insurance policy. Such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the Mortgage, including IUB or the Seller, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy. In connection with the issuance of such lender's title insurance policy, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

     (q) To the best of Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

     (r) To the best of the Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

     (s) To the best of Seller's knowledge, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. To the best of Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation; provided, that in no event shall a legal nonconforming use of the Mortgaged Property be considered a violation of any such zoning law or regulation;

     (t) The Mortgage Note is payable on the fifteenth day of each month. The Mortgage Interest Rate and Monthly Payment with respect to HELOCs are adjusted in accordance with the terms of the Mortgage Note. All required notices of interest rate and payment amount adjustments have been sent to the Mortgagor on a timely basis and the computations of such adjustments were properly calculated. Installments of interest on HELOCs are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date over an original term of ten years from the closing date of the Mortgage Loan in the case of a HEL and over an original term of twenty years from the closing date of the Mortgage Loan in the case of a HELOC, however, the first ten years of payments on the HELOC are not required to include principal payments but are required to include at least the current interest due, calculated in accordance with the applicable Mortgage Interest Rate. With respect to each HELOC, the Payment Adjustments will be such that such HELOC will fully amortize over twenty years notwithstanding any additions to the principal balance of the HELOC due to capitalizing interest. All Mortgage Interest Rate adjustments and Payment Adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

     (u) The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

     (v) To the best of Seller's knowledge, all inspections, licenses and certificates required to be made are issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

     (w) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

     (x) To the best of Seller's knowledge in the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee out of the assets of the Trust Fund to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor, provided that this representation and warranty shall in no way obligate the Trustee to pay any such amounts;

     (y) The Mortgage Note, the Mortgage, the related Assignment of Mortgage and any other documents required to be delivered by IUB or the Seller have been delivered to the Trustee in accordance with Section 2.4 and with Section 2.5(d). The Trustee is in possession of a complete, true and accurate Mortgage File in accordance with Section 2.3;

     (z) The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder, at the option of the Mortgagee;

     (aa) Each of the Mortgage and the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

     (ab) The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor, nor does it contain any other similar provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

     (ac) Any future advances or drawings on the Mortgage Loan made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first or second lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to the Depositor. Any such consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

     (ad) Except with respect to loan number 518185, to the best of Seller's knowledge: there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property; the Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado, other types of water damage, or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair; and there have not been any condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings in the future;

     (ae) The origination and collection practices with respect to the Mortgage Loan have been, and in all respects are in accordance with Accepted Servicing Practices, and with all applicable laws and regulations. Any escrow payments have been collected in full compliance with state and federal law. Unless prohibited by applicable law, an escrow of funds has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable, and all such escrowed funds are held in the possession of the Servicer on behalf of the Trustee for the benefit of the Certificateholders and the holder of the Additional Certificate, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow payments or other charges or payments due IUB or the Seller have been capitalized under the Mortgage or the Mortgage Note;

     (af) The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by an appraiser acceptable to the Purchaser;

     (ag) The Mortgagor has not notified IUB or the Seller, and the Seller and IUB have no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940;

     (ah) To the best of the Seller's knowledge, there exists no violation of any local, state, or federal environmental law, rule or regulation in respect of the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Seller has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is in issue; and, to the best of the Seller's knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and employment of such Mortgaged Property;

     (ai) No Mortgage Loan was made in connection with (i) the initial construction of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

     (aj) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the Mortgage Loan have been complied with, and the Seller has and shall maintain in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements;

     (ak) The HELOCs are representative of the mortgage loans in the Seller's portfolio of adjustable rate home equity lines of credit secured by one-to-four family properties and the HELs are representative of the mortgage loans in the Seller's portfolio of fixed rate closed end home equity loans secured by one-to-four family properties;

     (al) All information regarding the Mortgage Loans which could reasonably be expected to adversely affect the value or the marketability of any Mortgaged Property or Mortgage Loan and of which the Seller or IUB is aware has been provided by the Seller to the Depositor and the Certificate Insurers;

     (am) The Mortgage Loan was originated by a mortgagee which is supervised and examined by a Federal or State authority. The Mortgage Loan was originated in accordance with the underwriting criteria as described in the Prospectus Supplement and was underwritten in strict accordance therewith. The documents, instruments and agreements submitted for loan underwriting were not falsified by or with the knowledge of the Seller and, to the best of Seller's knowledge,contain no untrue statement of material fact and do not omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. Neither IUB nor the Seller has made any representations to the Mortgagor that are inconsistent with the mortgage instruments used;

     (an) All amounts, with respect to the Mortgage Loans, received after the Cut-Off Date and to which the Seller is not entitled, have been deposited into the Trustee Collection Account;

     (ao) To the best of the Seller's knowledge after due inquiry, there is no delinquent recording or other tax or assessment lien on the Mortgage Property;

     (ap) The Seller has performed or directed the Servicer to perform any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loan, including, without limitation, any necessary notification of insurers, assignments of policies (other than the title policy) or interests therein, and establishment of co-insurer, joint loan payer and mortgagee rights in favor of the Trustee;

     (aq) The Mortgage Loan conforms, all such Mortgage Loans in the aggregate conform, and all HELOCs and HELs in the aggregate conform to the description thereof set forth in the Prospectus Supplement;

     (ar) With respect to any Mortgage Loan that is located in areas of Maryland, Pennsylvania or Virginia that experienced flooding that occurred in September of 1996, if the Seller, acting reasonably, has reason to believe that any Mortgaged Property has been affected by flooding, the Seller will cause the Servicer to contact the related obligor regarding the condition of the related property. The Servicer shall be required to contact the related obligor regarding the condition of such Mortgaged Property if such obligor shall be five or more days late in making a payment on the Mortgage Loan;

     (as) As of the Cut-Off Date, no more than 2.0% of the HELOCs and 2.0% of the HELs will be secured by Mortgaged Properties located within any single zip code area;

     (at) Approximately 1.2% of the outstanding principal balance of the HELOCs and 1.2% of the outstanding principal balance of the HELs are non-owner occupied or second homes;

     (au) To the best of Seller's knowledge, each Mortgage Loan constitutes a Qualified Mortgage, as defined in the Pooling and Servicing Agreement;

     (av) Each Mortgaged Property does not include cooperatives or mobile homes attached to a foundation or otherwise and does not constitute other than real property under state law;

     (aw) With respect to each Mortgage Loan, there is only one originally executed Mortgage Note not stamped as a duplicate;

     (ax) There do not exist any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the
Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

     (ay) No statement, report or other document constituting a part of the Mortgage File contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

     (az) To the best of Seller's knowledge, at the time of the origination of each Mortgage Loan that is not a first mortgage loan, the related prior lien was not more than 30 days or more delinquent;

     (ba) As of the Closing Date, there is no valid offset, defense or counterclaim to any Mortgage Loan Agreement or Mortgage, including, without limitation, any offset, defense, or counterclaim against the obligation to pay principal and interest in accordance with the Mortgage Loan Agreement;

     (bb) As of the Closing Date, each Mortgage Loan and Mortgage is an enforceable obligation of the related Mortgagor, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity); no instrument of release or waiver has been executed in connection with any Mortgage Loan and no Mortgagor has been released, in whole or in part;

     (bc) The Mortgage Loans are not being transferred with any intent to hinder, delay or defraud any creditors;

     (bd) As of the Closing Date, the Seller has not received, and is not aware of, a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured;

     (be) No selection procedure reasonably believed by the Seller to be materially adverse to the interests of the Certificateholders or the Certificate Insurer was utilized in selecting the Mortgage Loans; and

     (bf) Each Mortgage was recorded, and, except for the blanket assignments made pursuant to Section 2.3(a)(iii) of the Pooling and Servicing Agreement, all subsequent assignments of the original Mortgage have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller.

     Section 3.3 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Seller, as of the date of execution of this Agreement and the Closing Date, that:

     (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

     (b) The Depositor has the corporate power and authority to purchase each Mortgage Loan and to execute, deliver and perform, and to enter into and consummate all the transactions contemplated by this Agreement;

     (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, and, assuming the due authorization, execution and delivery hereof by the Seller, constitutes the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

     (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except such as have been made on or prior to the Closing Date;

     (e) The Depositor has filed or will file the Prospectus and Prospectus Supplement with the Commission in accordance with Rule 424(b) under the Securities Act; and

     (f) None of the execution and delivery of this Agreement, the purchase of the Mortgage Loans from the Seller, the consummation of the other transactions contemplated hereby, or the fulfillment of or compliance with the terms and conditions of this Agreement, (i) conflicts or will conflict with the charter or bylaws of the Depositor or conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under, any term, condition or provision of any indenture, deed of trust, contract or other agreement or other instrument to which the Depositor is a party or by which it is bound and which is material to the Depositor, or (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree of any court or governmental authority having jurisdiction over the Depositor.

     Section 3.4 Repurchase Obligation for Defective Documentation and for Breach of a Representation or Warranty. (a) Each of the representations and warranties contained in Sections 3.1 and 3.2 shall survive the purchase by the Depositor of the Mortgage Loans and the subsequent transfer thereof by the
Depositor to the Trustee and the delivery of the Certificates to the Certificateholders and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement.

     (b) With respect to any representation or warranty contained in Section 3.1 or 3.2 hereof that is made to the best of the Seller's knowledge, if it is discovered by the Servicer, any subservicer, the Trustee, the Certificate Insurer or any Certificateholder or the Holder of the Additional Certificate that the substance of such representation and warranty was inaccurate as of the

Closing Date and such inaccuracy materially and adversely affects the value of the related Mortgage Loan, then notwithstanding the Seller's lack of knowledge with respect to the inaccuracy at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty. Upon discovery by the Seller, the Servicer, any subservicer, the Trustee, the Certificate Insurer or any Certificateholder or the Holder of the Additional Certificate of a breach of any of such representations and warranties which materially and adversely affects the value of Mortgage Loans or the interest of the Certificateholders or the Holder of the Additional Certificate, or which materially and adversely affects the interests of the Certificate Insurer, the Certificateholders or the Holder of the Additional Certificate in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (notwithstanding that such representation and warranty was made to the Seller's best knowledge), the Person discovering such breach shall, pursuant to Section 3.3 of the Pooling and Servicing Agreement, give prompt written notice to the others of such Persons. Subject to the next to last paragraph of this Section 3.4, within 60 days of the earlier of its discovery or its receipt of notice of any breach of a representation or warranty, the Seller shall (i) promptly cure such breach in all material respects, or (ii) purchase such Mortgage Loan at a purchase price equal to the Principal Balance of such Mortgage Loan as of the date of purchase, plus the greater of (1) all accrued and unpaid interest on such Principal Balance and (2) 30 days' interest on such Principal Balance, computed at the Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Mortgage Loan, or (iii) cause the removal of such Mortgage Loan from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans; provided, that, such substitution is effected not later than the date which is 2 years after the Startup Date or at such later date, if the Trustee and the Certificate Insurer receive an Opinion of Counsel to the effect set forth below in this Section. Any such substitution shall be accompanied by payment by the Seller of the Substitution Adjustment, if any, to be deposited in the Collection Account or the Trustee Collection Account pursuant to the Pooling and Servicing Agreement.

     (c) As to any Deleted Mortgage Loan for which the Seller substitutes, or has caused to be substituted therefor, a Qualified Substitute Mortgage Loan or Loans, the Seller shall effect, or shall cause to be effected, such substitution by delivering, or causing the delivery, to the Trustee a certification in the form attached to the Pooling and Servicing Agreement as Exhibit H, executed by a Servicing Officer of the Servicer and the documents described in Section 2.4(a) for such Qualified Substitute Mortgage Loan or Loans. Pursuant to the Pooling and Servicing Agreement, upon receipt by the Trustee of a certification of a Servicing Officer of the Servicer of such substitution or purchase and, in the case of a substitution, upon receipt of the related Trustee's Mortgage File, and the deposit of certain amounts in the Trustee Collection Account pursuant to
Section 2.4(c) of the Pooling and Servicing Agreement (which certification shall be in the form of Exhibit H to the Pooling and Servicing Agreement), the Trustee shall be required to release to the Servicer for release to the Seller the related Trustee's Mortgage File and shall be required to execute, without recourse, and deliver such instruments of transfer furnished by the Seller as may be necessary to transfer such Mortgage Loan to the Seller.

     (d) Pursuant to the Pooling and Servicing Agreement, the Servicer has agreed to deposit in the Trustee Collection Account all payments received in connection with such Qualified Substitute Mortgage Loan or Loans after the date of such substitution. Monthly Payments received with respect to Qualified Substitute Mortgage Loans on or before the date of substitution will be retained by the Seller. The Trust Fund will own all payments received on the Deleted Mortgage Loan on or before the date of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Pursuant to the Pooling and Servicing Agreement, the Servicer shall be required to give written notice to the Trustee and the Certificate Insurer that such substitution has taken place and shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of the Pooling and Servicing Agreement and the substitution of the Qualified Substitute Mortgage Loan. The parties hereto agree to amend the Mortgage Loan Schedule accordingly. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of the Pooling and Servicing Agreement and this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Sections 3.1 and 3.2 herein. On the date of such substitution, the Seller will remit, or will cause to be remitted, to the Servicer and pursuant to the Pooling and Servicing Agreement the Servicer will deposit into the Trustee Collection Account an amount equal to the Substitution Adjustment, if any.

     (e) It is understood and agreed that the obligations of the Seller set forth in Section 2.5 and this Section 3.4 to cure, purchase or substitute for a defective Mortgage Loan as provided in Section 2.5 and this Section 3.4 constitute the sole remedies of the Depositor, the Trustee, the Certificate Insurer and the Certificateholders and the Holder of the Additional Certificate respecting a breach of the foregoing representations and warranties (other than the representation and warranty set forth in Section 3.2(g) to the extent of any fines, penalties, costs, or other damages or losses other than the lost economic value of the Mortgage Loan, the value of which the remedies provided for in
Section 2.5 and 3.4 shall be deemed adequate for).

     (f) Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties or covenants made in Section 2.5, 3.1, or 3.2 or this Section 3.4 shall accrue as to any Mortgage Loan upon
(i) discovery of such breach by any party and notice thereof to the Seller, (ii) failure by the Seller to cure such breach or purchase or substitute such Mortgage Loan as specified above, and (iii) demand upon the Seller by the Trustee for all amounts payable in respect of such Mortgage Loan.

     (g) Notwithstanding any contrary provision of this Agreement, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no purchase, or substitution pursuant to Section 2.5(b) or this
Section 3.4 shall be made unless the Seller provides to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such purchase or substitution would not (i) result in the imposition of taxes on "prohibited transactions" of the 1996-1 REMIC, as defined in Section 860F of the Code or a tax on contributions to the 1996-1 REMIC under the REMIC Provisions, or (ii) cause the 1996-1 REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. Any Mortgage Loan as to which purchase or substitution was delayed pursuant to this paragraph shall be purchased or substituted (subject to compliance with Section 2.5 and this Section 3.4) upon the earlier of (1) the occurrence of a default or imminent default with respect to such loan and (2) receipt by the Trustee and the Certificate Insurer of an Opinion of Counsel to the effect that such purchase or substitution will not result in the events described in clauses (i) and (ii) of the preceding sentence.

     (h) Pursuant to the Pooling and Servicing Agreement, upon discovery by the Seller, the Servicer, the Trustee, the Certificate Insurer or any Certificateholder or the Holder of the Additional Certificate that any Mortgage Loan does not constitute a Qualified Mortgage, the party discovering such fact shall promptly (and in any event within 5 days of the discovery) give written notice thereof to the other parties. In connection therewith, the Seller shall repurchase or substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan within 60 days of the earlier of such discovery by any of the foregoing parties, or the Trustee's or the Seller's receipt of notice, in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 3.1 or 3.2. Pursuant to the Pooling and Servicing Agreement the Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 3.1 or 3.2 hereof.

                                   ARTICLE IV
                                   THE SELLER

     Section 4.1 Covenants of the Seller. The Seller covenants to the Depositor as follows:

     (a) The Seller shall cooperate with the Depositor and the firm of independent certified public accountants retained with respect to the issuance of the Certificates in making available all information and taking all steps reasonably necessary to permit the accountants' letters required hereunder to be delivered within the times set for delivery herein.

     (b) The Seller agrees to satisfy or cause to be satisfied on or prior to the Closing Date, all of the conditions to the Depositor's obligations set forth in Section 5.1 hereof that are within the Seller's (or its agents') control.

     (c) The Seller hereby agrees to do all acts, transactions, and things and to execute and deliver all agreements, documents, instruments, and papers by and on behalf of the Seller as the Depositor or its counsel may reasonably request in order to consummate the transfer of the Mortgage Loans to the Depositor and the subsequent transfer thereof to the Trustee, and the rating, issuance and sale of the Certificates.

     Section 4.2 Merger or Consolidation. The Seller will keep in full effect its existence, rights and franchises as a corporation and will obtain and preserve its qualification to do business as a foreign corporation, in each jurisdiction necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

     Section 4.3 Costs. In connection with the transactions contemplated under this Agreement and the Pooling and Servicing Agreement, the Seller shall promptly pay or cause the Servicer to pay (or shall promptly reimburse the Depositor to the extent that the Depositor shall have paid or otherwise incurred):

     (a)  the  fees  and  disbursements  of  the  transaction   counsel,   Dewey
Ballantine;

     (b) the initial (but not ongoing) fees of Standard & Poor's Ratings Services and Moody's Investors Service, Inc.:

     (c) any of the fees of the Trustee as provided in the letter from the Trustee to the Depositor and the Servicer dated as of October 15, 1996 to the extent such fees are not paid pursuant to Section 6.5 of the Pooling and Servicing Agreement, the fees and disbursements of the Trustee's counsel, if any, the fees and expenses of the institution (which may, but need not, be the Servicer or the Trustee) selected as calculating agent and the fees of the Trustee for custodial acceptance and loan deposit;

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

     (d)  expenses   incurred  in  connection   with  printing  the   Prospectus
Supplement, any amendment or supplement thereto, any preliminary prospectus and the Certificates;

     (e) fees and expenses relating to the filing of documents with the Securities and Exchange Commission (including, without limitation, periodic reports under the Exchange Act and registration fees for the issuance of the Certificates);

     (f) subject to the caps set forth in the Commitment, all of the initial expenses of the Certificate Insurer, including, without limitation, legal fees and expenses, accountant fees and expenses and expenses in connection with due diligence conducted on the Mortgage Files; and

     (g) (without duplication to clause (c) hereof) the Trustee's fees and expenses, including, without limitation, all of the Trustee's fees and expenses in connection with any actions taken by the Trustee pursuant to Section 9.2(a)(v) of the Pooling and Servicing Agreement.

For the avoidance of doubt, the parties hereto acknowledge that it is the intention of the parties that the Depositor shall not pay any of the Trustee's fees and expenses in connection with the transactions contemplated by the Pooling and Servicing Agreement. All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expenses.

     Section 4.4 Indemnification. (a) (i) The Seller agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement, and each of its directors and each person or entity who controls the Depositor or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Depositor or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Depositor and each such controlling person for any legal or other expenses incurred by the Depositor or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Seller, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the information contained in the Prospectus Supplement referred to in Section 3.l(d) hereof. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

                  (ii) The Seller agrees to indemnify and to hold the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Depositor may sustain in any way related to the failure of the Seller to perform its duties in compliance with the terms of this Agreement. The Seller shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement, and the Seller shall have the right to assume the defense of any such claim and will pay or cause to be paid all expenses in connection therewith, including reasonable counsel fees, and will promptly pay or cause to be paid, discharged and satisfied any judgment or decree which may be entered against the Depositor in respect of such claim. Pursuant to the Pooling and Servicing Agreement, the Trustee shall reimburse the Seller in accordance with the Pooling and Servicing Agreement for all amounts advanced by the Seller pursuant to the preceding sentence except when the claim relates directly to the failure of the Seller to perform its duties in compliance with the terms of this Agreement.

     (b) The Depositor agrees to indemnify and hold harmless the Seller, each of its directors and each person or entity who controls the Seller or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, to which the Seller or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Seller and any such director or controlling person for any legal or other expenses incurred by the Seller or any such director or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or in the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, or the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such indemnity of the Depositor does not related to any information contained in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section 4.4 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 4.4, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 4.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it that conflict with or may be contrary to the interests of the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. The indemnifying party shall not be liable for the expenses of more than one separate counsel.

     (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding parts of this Section 4.4 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or subsection (b) of this Section 4.4 in respect of any losses, claims, damages or liabilities (or actions in respect thereof referred to therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Seller on the one hand, and the Depositor on the other, the Seller's and the Depositor's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Seller and the Depositor agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Section 4.4, each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Depositor, and each director of the Seller, and each person, if any, who controls the Seller within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Seller.

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

                                    ARTICLE V
                              CONDITIONS OF CLOSING

     Section 5.1 Conditions of Depositor's Obligations. The obligations of the Depositor to purchase the Mortgage Loans will be subject to the satisfaction on the Closing Date and on each Subsequent Transfer Date of the following conditions. Upon payment of the purchase price for the Mortgage Loans, such conditions shall be deemed satisfied or waived.

     (a) Each of the obligations of the Seller required to be performed by it on or prior to the Closing Date or such Subsequent Transfer Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Seller under this Agreement shall be true and correct as of the Closing Date or such Subsequent Transfer Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement, and the Depositor shall have received a certificate to the effect of the foregoing signed by an authorized officer of the Seller.

     (b) The Depositor shall have received a letter dated the date of this Agreement, in form and substance acceptable to the Depositor and its counsel, prepared by Coopers & Lybrand, independent certified public accountants, regarding the numerical information contained in the Prospectus Supplement.

     (c) The Mortgage Loans will be acceptable to the Depositor, in its sole discretion.

     (d) The Depositor shall have received the following additional closing documents, in form and substance satisfactory to the Depositor and its counsel:

          (i) the Mortgage Loan Schedule and an executed receipt acknowledging delivery of the Mortgage Loans to the Trustee;

          (ii) the Pooling and Servicing Agreement dated as of October 1, 1996 and the Underwriting Agreement dated as of October 8, 1996 between the Depositor and Prudential Securities Incorporated and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Depositor;

          (iii) an officer's certificate, dated as of the Closing Date, in the form of Exhibit B hereto, and attached thereto resolutions of the board of directors of the Seller and a copy of the charter and by-laws of the Seller;

          (iv) copy of the Seller's charter and all amendments, revisions, and supplements thereof, certified by the Secretary of the Seller;

          (v) an opinion of the counsel for the Seller as to various corporate matters substantially in the form attached hereto as Exhibit C (it being agreed that the opinion shall expressly provide that the Trustee shall be entitled to rely on the opinion);

          (vi) opinions of counsel for the Seller, in forms acceptable to the Depositor, its counsel, S&P and Moody's as to such matters as shall be required for the assignment of a rating to the Class A Certificates of AAA by S&P's Ratings Services and Aaa by Moody's Investors Service, Inc. (it being agreed that such opinions shall expressly provide that the Trustee shall be entitled to rely on such opinions);

          (vii) a letter from Moody's that it has assigned a rating of Aaa to the Class A Certificates;

          (viii) a letter from S&P that it has assigned a rating of AAA to the Class A Certificates;

          (ix) an opinion of counsel for the Trustee in form and substance acceptable to the Depositor, its counsel, Moody's and S&P (it being agreed that the opinion shall expressly provide that the Seller shall be entitled to rely on the opinion);

          (x) an opinion or opinions of counsel for the Servicer, in form and substance acceptable to the Depositor, its counsel, Moody's and S&P (it being agreed that the opinion shall expressly provide that the Seller shall be entitled to rely on the opinion); and

          (xi) an opinion or opinions of counsel for the Certificate Insurer, in each case in form and substance acceptable to the Depositor, its counsel, Moody's and S&P (it being agreed that the opinion shall expressly provide that the Seller shall be entitled to rely on the opinion);

     (e) The Certificate Insurance Policy shall have been duly executed, delivered and issued with respect to the Certificates.

     (f) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Depositor and its counsel.

     (g) The Seller shall have furnished the Depositor with such other certificates of its officers or others and such other documents or opinions as the Depositor or its counsel may reasonably request.

     Section 5.2 Conditions of Seller's Obligations. The obligations of the Seller under this Agreement shall be subject to the satisfaction, on the Closing Date and each Subsequent Transfer Date, of the following conditions:

     (a) Each of the obligations of the Depositor required to be performed by it at or prior to the Closing Date or such Subsequent Transfer Date pursuant to the terms of this Agreement shall have been duly performed and complied with and all of the representations and warranties of the Depositor contained in this Agreement shall be true and correct as of the Closing Date or such Subsequent Transfer Date and the Seller shall have received a certificate to that effect signed by an authorized officer of the Depositor.

     (b) The Seller shall have received the following additional documents:

          (i) the Pooling and Servicing Agreement, and all documents required thereunder, in each case executed by the Depositor as applicable; and

          (ii) a copy of a letter from Moody's to the Depositor to the effect that it has assigned a rating of Aaa to the Class A Certificates and a copy of a letter from S&P to the Depositor to the effect that it has assigned a rating of AAA to the Class A Certificates.

     (c) The Seller shall have received an executed receipt, acknowledging the delivery of the Mortgage Loans and the Mortgage Loan Schedule to the Trustee.

     (d) The Depositor shall have furnished the Seller with such other certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller may reasonably request.

     Section 5.3 Termination of Depositor's Obligations. The Depositor may terminate its obligations hereunder by notice to the Seller at any time before delivery of and payment of the purchase price for the Mortgage Loans if: (a) any of the conditions set forth in Section 5.1 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller, or for the winding up or liquidation of the affairs of the Seller; (c) there shall have been the consent by the Seller to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to substantially all of the property of the Seller; (d) any purchase and assumption agreement with respect to the Seller or the assets and properties of the Seller shall have been entered into; or (e) a Termination Event shall have occurred. The termination of the Depositor's obligations hereunder shall not terminate the Depositor's rights hereunder or its right to exercise any remedy available to it at law or in equity.

                                   ARTICLE VI
                                  MISCELLANEOUS

     Section 6.1 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by telex or telegraph and confirmed by a similar mailed writing, if to the Depositor, addressed to the Depositor at Prudential Securities Secured Financing Corporation, 199 Water Street, 26th Floor, New York, New York 10292, Attention:
Mr. John Herbert, or to such other address as the Depositor may designate in writing to the Seller and if to the Seller, addressed to the Seller c/o Irwin Financial Corporation, 500 Washington Street, Columbus, Indiana, 47201
Attention: Mr. Matthew F. Souza, with a copy to be provided simultaneously to Irwin Home Equity Corporation, 12677 Acosta Boulevard, Suite 500, San Ramon, California 94583 Attention: Mr. Edwin Corbin, or to such other address as the Seller may designate in writing to the Depositor.

     Section 6.2 Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     Section 6.3 Agreement of Seller. The Seller agrees to execute and deliver such instruments and take such actions as the Depositor may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     Section 6.4 Survival. The parties to this Agreement agree that the representations, warranties and agreements made by each of them herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party hereto, notwithstanding any investigation heretofore or hereafter made by such other party or on such other party's behalf, and that the representations, warranties and agreements made by the parties hereto in this Agreement or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans.

     Section 6.5 Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 6.6 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Except as expressly permitted by the terms hereof, this Agreement may not be assigned, pledged or hypothecated by any party hereto to a third party without the written consent of the other party to this Agreement and the Certificate Insurer; provided, however, that the Depositor may assign its rights hereunder without the consent of the Seller.

     Section 6.7 Confirmation of Intent; Grant of Security Interest. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Depositor as contemplated by this Purchase and Sale Agreement be, and be treated for all purposes as, a sale by the Seller to the Depositor of the Mortgage Loans. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Depositor to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans are held to continue to be property of the Seller then (a) this Purchase and Sale Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code; (b) the transfer of the Mortgage Loans provided for herein shall be deemed to be a grant by the Seller to the Depositor of, and the Seller hereby does grant, a security interest in all of the Seller's right, title and interest in and to the Mortgage Loans and all amounts payable on the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property to secure a loan from the Depositor in the amount equal to the purchase price described in
Section 2.2 hereof; (c) the possession by the Depositor of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party for purposes of perfecting the security interest pursuant to Section 9--305 of the Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Depositor for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Depositor pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Depositor shall, to the extent consistent with this Purchase and Sale Agreement, take such actions as may be necessary to ensure that, if this Purchase and Sale Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

     Section 6.8 Miscellaneous. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 6.9 Amendments. (a) This Agreement may be amended from time to time by the Seller and the Depositor by written agreement, upon the prior written consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders, unless such amendment would adversely affect the interests of the Certificate Insurer), without notice to or consent of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, at the expense of the party requesting the change, delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

     (b) This Agreement may be amended from time to time by the Seller and the Depositor with the consent of the Certificate Insurer (which consent shall not be withheld if, in the Opinion of Counsel addressed to the Trustee and the Certificate Insurer, failure to amend would adversely affect the interests of the Certificateholders, unless such amendment would adversely affect the interests of the Certificate Insurer), the Majority Certificateholders and the Holders of the majority of the Percentage Interest in the Class R Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not adversely affect the status of the 1996-1 REMIC as a REMIC or cause a tax to be imposed on the REMIC; and provided, further, that no such amendment shall reduce in any manner the amount of, or delay the titling of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate or reduce the percentage for each Class the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of each Class of Certificates affected thereby.

     (c) It shall not be necessary for the consent of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

     Section 6.10 Third-Party Beneficiaries. The parties agree that each of the Certificate Insurer and the Trustee is an intended third-party beneficiary of this Agreement to the extent necessary to enforce the rights and to obtain the benefit of the remedies of the Depositor under this Agreement which are assigned to the Trustee for the benefit of the Certificateholders and the Certificate Insurer pursuant to the Pooling and Servicing Agreement and to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Seller under Sections 4.1 and 4.4(a)(ii) of this Agreement. The parties further agree that Prudential Securities Incorporated and each of its directors and each person or entity who controls Prudential Securities Incorporated or any such person, within the meaning of Section 15 of the Securities Act (each, an "Underwriter Entity") is an intended third-party beneficiary of this Agreement to the extent necessary to obtain the benefit of the enforcement of the obligations and covenants of the Seller with respect to each Underwriter Entity under Section 44(a)(i) of this Agreement.

     Section 6.11 GOVERNING LAW; CONSENT TO JURISDICTION;  WAIVER OF JURY TRIAL.
(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

     (b) THE DEPOSITOR AND THE SELLER EACH HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 6.1 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE DAYS AFTER THE SAME SHALL HAVE BEEN DEPOSITED IN THE U.S. MAILS, POSTAGE PREPAID. THE DEPOSITOR AND THE SELLER EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE DEPOSITOR AND THE SELLER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT EITHER'S RIGHT TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

     (c) THE DEPOSITOR AND THE SELLER EACH HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH

     THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

     Section 6.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties to this Purchase and Sale Agreement have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

                                        PRUDENTIAL SECURITIES
                                          SECURED FINANCING
                                          CORPORATION, as Depositor

                                        By:  /s/ Len Blum
                                           -------------------------
                                        Name: Len Blum
                                        Title: Vice President



                                        IHE FUNDING CORP., as Seller

                                        By:  /s/ Gregory F. Ehlinger
                                           -----------------------------
                                        Name:   Gregory F. Ehlinger
                                        Title:     V.P. & Treasurer

STATE OF NEW YORK   )
                    )     ss.
COUNTY OF NEW YORK  )

     On October 14, 1996 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Len Blum, personally known to me (or proved to me on the basis of satisfactory evidence) to be Vice President [title] of Prudential Securities Secured Financing Corporation, a Delaware corporation, the corporation that executed the within Purchase and Sale Agreement on behalf of said corporation, and acknowledged to me that said corporation executed it.

                                         /s/ Peter Austin
                                        --------------------------
                                        Notary Public

                                         My Commission expires: March 27, 1997

STATE OF NEW YORK   )
                    )       ss.
COUNTY OF NEW YORK  )

     On October 15, 1996 before me, the undersigned, a Notary Public in and for said County and State, personally appeared Gregory F. Ehlinger, personally known to me (or proved to me on the basis of satisfactory evidence) to be V.P. & Treasurer of IHE Funding Corp., the entity that executed the within Purchase and Sale Agreement on behalf of said corporation, and acknowledged to me that said corporation executed it.

                                         /s/ Rosalyn Middlemark
                                         --------------------------
                                         Notary Public

                                         My Commission expires: March 25, 1998



                                       45